As filed with the Securities and Exchange Commission on October 21, 1997
                                            Registration No. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549
                          -----------------------
                                 FORM S-8
                           REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933
                          -----------------------
                                NOVELL, INC.
             (Exact name of registrant as specified in its charter)
             Delaware                                         87-0393339
 (State or other jurisdiction of                           (I.R.S. Employer
  incorporation or organization)                         Identification Number)

                             122 East 1700 South
                               Provo, UT 84606
                       (Address, including zip code, of
                    Registrant's principal executive offices)

                 NOVELL, INC. 1989 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                           David R. Bradford, Esq.
                       Senior Vice President, General
                      Counsel and Corporate Secretary
                                 NOVELL, INC.
                         1555 North Technology Way
                               Orem, UT 84057
                               (801) 222-6000
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                 ------------------------------------------------
                                 COPIES TO:
                            Tor R. Braham, Esq.
                     WILSON SONSINI GOODRICH & ROSATI
                         Professional Corporation
                            650 PAGE MILL ROAD
                       PALO ALTO, CALIFORNIA 94304
                             (650)-493-9300

=============================================================================



<\PAGE>

                     CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                                       Proposed
            Title of                Amount             Maximum            Proposed Maximum         Amount of
          Securities to              To Be          Offering Price            Aggregate          Registration
          Be Registered           Registered           Per Share           Offering Price             Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock, $0.10 par value

-  Issuable under Novell, Inc. 1989
   Employee Stock Purchase Plan       4,000,000         $9.09375 (1)         $36,375,000 (1)          $11,022.73

===================================================================================================================

(1)   Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(c), on the basis of the average of the high and low sale prices reported in the Nasdaq National Market System on
      October 20, 1997, which average was $9.09375.
















\PAGE

                                PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.        Incorporation of Documents by Reference.
               ---------------------------------------

     There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

1. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated April 3, 1985, and the description of the Registrant's Preferred Shares Rights Plan and the Series A Junior Participating Preferred Shares issuable thereunder contained in the Registration Statement on Form 8-A dated December 12, 1988, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such descriptions.

2. The Registrant's Annual Report on Form 10-K for the year ended October 26, 1996, filed pursuant to Section 13(a) of the Exchange Act.

3. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended January 31, 1997, April 30, 1997 and July 31, 1997, filed pursuant to
     Section 13 of the Exchange Act.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


Item 4.        Description of Securities.
               -------------------------

     Not applicable.


Item 5.        Interests of Named Experts and Counsel.
               --------------------------------------
     Counsel for the Registrant, Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304, has rendered an opinion to the effect that the Common Stock offered hereby will, when issued in accordance with the Registrant's 1989 Employee Stock Purchase Plan, be legally and validly issued, fully paid and nonassessable. Larry W. Sonsini, a member of such law firm, is a director of the Registrant and owns 6,600 shares of Registrant's Common Stock plus options to purchase an additional 110,000 shares of Registrant's Common Stock.


Item 6.        Indemnification of Directors and Officers.
               -----------------------------------------

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Further, in accordance with the Delaware General Corporation Law, the Registrant's Certificate of Incorporation eliminates the liability of a director of the Registrant to the Registrant and its stockholders for monetary damages for breaches of such director's fiduciary duty of care in certain instances.
Article VII of the Bylaws of the Registrant provides for indemnification of certain agents to the maximum extent permitted by the Delaware General Corporation Law. Persons covered by this indemnification provision include any current or former directors, officers, employees and other agents of the Registrant, as well as persons who serve at the request of the Registrant as directors, officers, employees or agents of another enterprise.

     In addition, the Registrant has entered into contractual agreements with certain directors and officers of the Registrant designated by the Board to indemnify such individuals to the full extent permitted by law. These agreements also resolve certain procedural and substantive matters that are not covered, or are covered in less detail, in the Bylaws or by the Delaware General Corporation Law.

Item 7.        Exemption from Registration Claimed.
               -----------------------------------

     Not applicable.




\PAGE

Item 8.        Exhibits.
               --------

 Number                                  Document
 ------                      ------------------------------
  4.1                        Novell, Inc. 1989 Employee Stock Purchase Plan,
                             together with forms of Subscriptions Agreement and Withdrawl Agreement thereunder.

  5.1 Opinion of Wilson Sonsini Goodrich & Rosati with respect to the securities being registered.

 23.1                        Consent of Independent Auditors (Ernst & Young LLP)
                             (see page II-7).

 23.3                        Consent of Counsel (contained in Exhibit 5.1).

 24.1                        Power of Attorney (See page II-6).



Item 9.        Undertakings.
               ------------

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities
(other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





















\PAGE

                          SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Jose, California on October 21, 1997.


                                       NOVELL, INC.


                                       By:    /s/ Eric E. Schmidt
                                       --------------------------------------
                                       Eric E. Schmidt
                                       Chairman of the Board, President,
                                       Chief Executive Officer and Director







<\PAGE>

                           POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric E. Schmidt and David R. Bradford, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


         Signature                                      Title                                Date
--------------------------------   -------------------------------------------  --------------------------

/s/ Eric E. Schmidt
--------------------------------   Chairman of the Board, President,                October 21, 1997
Eric E. Schmidt                    Chief Executive Officer and Director
                                   (Principal Executive Officer)


/s/ James R. Tolonen
--------------------------------   Executive Vice President and Chief               October 21, 1997
James R. Tolonen                   Financial Officer (Principal Financial
                                   Officer and Principal Accounting
                                   Officer)
/s/ Elaine R. Bond
--------------------------------   Director                                         October 21, 1997
Elaine R. Bond



/s/ Hans-Werner Hector
--------------------------------   Director                                         October 21, 1997
Hans-Werner Hector



/s/ Jack L. Messman
--------------------------------   Director                                         October 21, 1997
Jack L. Messman



/s/ Larry W. Sonsini
--------------------------------   Director                                         October 21, 1997
Larry W. Sonsini



/s/ Ian R. Wilson
--------------------------------   Director                                         October 21, 1997
Ian R. Wilson



/s/ John A. Young
--------------------------------   Director                                         October 21, 1997
John A. Young


\PAGE

                                 EXHIBIT 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) and the related prospectus pertaining to the Employee Stock Purchase Plan of Novell, Inc. of our report dated November 26, 1996, with respect to the consolidated financial statements of Novell, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended October 26, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


 /s/ ERNST & YOUNG LLP
 ERNST & YOUNG LLP

San Jose, California
October 20, 1997






















































<\PAGE>

                              INDEX TO EXHIBITS
                              -----------------

  Exhibit
  Number                               Description
---------  ---------------------------------------------------------------------



  4.1 Novell, Inc. 1989 Employee Stock Purchase Plan, together with forms of Subscription agreement and Withdrawal Agreement thereunder.

  5.1 Opinion of Wilson Sonsini Goodrich & Rosati with respect to the securities being registered.

 23.1      Consent of Independent Auditors (Ernst & Young LLP) (see page II-7).

 23.3      Consent of Counsel (contained in Exhibit 5.1).


 24.1      Power of Attorney (See page II-6).

<\PAGE>

Exhibit 4.1

                           NOVELL, INC.

                1989 EMPLOYEE STOCK PURCHASE PLAN
                    (As amended May 2, 1997)

     The following constitute the provisions of the 1989 Stock Purchase Plan of Novell, Inc.

     1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2.   Definitions.

          (a)  "Board" shall mean the Board of Directors of the Company.

          (b)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (c)  "Common Stock" shall mean the Common Stock of the Company.

          (d)  "Company" shall mean Novell, Inc.

          (e) "Compensation" shall mean all payments for base straight time and all sales commission not in excess of target income.

          (f) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

          (g) "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

          (h) "Employee" shall mean any person, including an officer, whose customary employment with the Company or any Designated Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year.

          (i)  "Enrollment Date" shall mean the first day of each Offering
Period.

          (j)  "Exercise Date" shall mean the last day of each Offering Period.

          (k) "Offering Period" shall mean, except with respect to the first Offering Period as described herein, a period of six (6) months during which
an option granted pursuant to the Plan may be exercised.   The second Offering
Period shall commence with the beginning of the regular payroll period falling closest to May 1, 1990 and end with the end of the regular payroll period closest to October 31, 1990. Subsequent periods shall be as stated in
Section 4 below.

          (l)  "Plan" shall mean this 1989 Employee Stock Purchase Plan.

          (m) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

     3.   Eligibility.

          (a) Any Employee as defined in paragraph 2 who is employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

          (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 425 (d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or
(ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.




<\PAGE>

     4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing with the beginning of the regular payroll period falling closest to May 1 and November 1 of each year; provided, however, that the first Offering Period shall commence with the beginning of the regular payroll period falling closest to September 25, 1989 and end with the end of the regular payroll period falling closest to April 30, 1990. The Plan shall continue thereafter until terminated in accordance with paragraph 19 hereof. Subject to the shareholder approval requirements of paragraph 19, the Board of Directors of the Company shall have the power to change the duration of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.
     5.   Participation.

          (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's payroll office at least five (5) business days prior to the applicable Enrollment Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering Period.

          (b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in paragraph 10.

     6.   Payroll Deductions.

          (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he receives on each payday during the Offering Period, and the aggregate of such payroll deductions during the Offering Period shall not exceed ten percent (10%) of the participant's Compensation during said Offering Period.

          (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.
          (c) A participant may discontinue his or her participation in the Plan as provided in paragraph 10, or may decrease, or (if the Board or its committee shall determine) may increase, the rate of his or her payroll deductions during the Offering Period (within the limitations of Section 16(a)) by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board shall be authorized to limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant's subscription agreement shall remain in effect for successive Offering Periods unless revised as provided herein or terminated as provided in paragraph 10.

          (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423 (b) (8) of the Code and paragraph 3 (b) herein, a participant's payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year (the "Current Offering Period") that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Offering Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Offering Period equal $21,250. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in paragraph 10.

          (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

     7.   Grant of Option.

          (a) On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Enrollment Date or (ii) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Exercise Date; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than a number of shares determined by dividing $12,500 by the fair market value of a share of the Company's
Common Stock on the Enrollment date, and provided further that such purchase shall be subject to the limitations set forth in Section 3 (b) and 12 hereof. Exercise of the option shall occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 10, and shall expire on the last day of the Offering Period. Fair market value of a share of the Company's Common Stock shall be determined as provided in Section 7 (b) herein.

<\PAGE>

          (b)  The option price per share of the shares offered in a given
Offering Period shall be lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the Enrollment Date; or (ii)
85% of the fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company's Common Stock on a given date shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per share shall be the closing bid price of the Common System, or, in the event the Common Stock is listed on a stock exchange, the fair market value per share will be the closing price on such exchange on such date, as reported in the Wall Street Journal. In the event the Enrollment Date or the Exercise Date occurs on a weekend or legal holiday, the fair market value shall be based on the closing bid price on the next trading day.

     8. Exercise of Option. Unless a participant withdraws from the Plan as provided in paragraph 10 below, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable option price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased and any payroll deductions accumulated in a participant's account which are not used to purchase shares shall be refunded to the participant or retained in the participant's account for the subsequent Offering Period, as the Board or its committee shall determine, subject to an earlier withdrawal by the participant as provided in paragraph 10. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

     9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

     10.  Withdrawal; Termination of Employment.

          (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant's payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

          (b) Upon termination of the participant's Continuous Status as an Employee prior to the Exercise Date for any reason, including retirement or death, the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in case of his or her death, to the person or persons entitled thereto under paragraph 14, and such participant's option will be automatically terminated.

          (c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during an Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her account will be refunded to such participant and such participant's option terminated.

          (d) A participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

     11. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

     12.  Stock.

          (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 12,000,000 shares, subject to adjustment upon changes in capitalization of the Company asprovided in paragraph 18. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

          (b) The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

          (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

     13. Administration. The Plan shall be administered by the Board of the Company or a committee of members of the Board appointed by the Board. The administration, interpretation or application of the Plan by the Board or its committee shall be final, conclusive and binding upon all participants. Members of the Board who are eligible Employees are permitted to participate in the Plan, provided that:

          (a) Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

<\PAGE>

          (b)  If a Committee is established to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the committee.

     14.  Designation of Beneficiary.

          (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash.
In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option.

          (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     15. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering
Period in accordance with paragraph 10.

     16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

     18. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

     The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of a consolidation of the Company or merger with or into any other corporation.

     19.  Amendment or Termination.

          (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in paragraph 18, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interest of the Company and its shareholders. Except as provided in paragraph 18, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as so required.

          (b) Without shareholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.
<\PAGE>
       20.  Notices.  All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     21.  Conditions Upon Issuance of Shares.   Shares shall not be issued
with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     22. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of twenty (20) years unless sooner terminated under paragraph 19.

     23. Transfer of Control. A "Transfer of Control" will be considered to have occurred in the event of any of the following occurs with respect to the Company:

          (a) the direct or indirect sale or exchange by the Company's shareholders of all or substantially all of the Company's stock where the Company's shareholders before the sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the Company's voting stock; or

          (b) a merger in which the Company's shareholders before the merger do not retain, directly or indirectly, at least a majority of the beneficial interest in the Company's voting stock; or

          (c) the sale, exchange, or transfer of all or substantially all of the Company's assets (other than a sale exchange, or transfer to one or more corporations where the Company's shareholders before the sale, exchange, or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the corporation(s) to which the assets were transferred).

     In the event of a Transfer of Control, the Board, in its sole discretion, will either (i) provide that options granted under the Plan will be fully exercisable to the extent of each participant's accumulated withholding for the Offering Period as of the date prior to the Transfer of Control, as the Board determines, or (ii) arrange with the surviving, continuing, successor or purchasing corporation, as the case may be, that the corporation assume the Company's rights and obligations under the Plan.



<\PAGE>

                             EXHIBIT A  of Exhibit 4.1

Name: __________________________________________  Employee Number: _____________
(please print) (First)   (Middle)     (Last)

Address: ______________________________________________________________________
               (Street)            (City)         (State)        (Zip)
Social Security Number: _______________________________________________________

Novell Office Location: _________________________   Department Number: ________

Today's Date:  ____________________    Enrollment Date:  _____________________

                         NOVELL, INC.
               1989 EMPLOYEE STOCK PURCHASE PLAN
                    SUBSCRIPTION AGREEMENT

_____Original Application
_____Change in Payroll Deduction Rate
_____Change of Beneficiary(ies)

1. I hereby elect to participate in the Novell, Inc. 1989 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and subscribe to purchase shares of Novell's Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of ____________ % of my Compensation on each payday (not to exceed 10%) during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable purchase price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4. I have received a copy of the complete "Novell, Inc. 1989 Employee Stock Purchase Plan." I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Employee Stock Purchase Plan.

5. Shares purchased for me under the Employee Stock Purchase Plan will be issued as my name appears in the Human Resource data base or in Joint Tenancy as stated below:
________________________________________________________________________________
________________________________________________________________________________

6. I understand that if I dispose of any shares received by me pursuant to the Plan within two (2) years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares), I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were delivered to me over the price which I paid for the shares. I hereby agree to notify Novell in writing within 30 days after the date of any such disposition and I will make adequate provision for Federal, State, or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. Novell may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of common stock by me. If I dispose of such shares at any time after the expiration of the two-year holding period, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of the amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7. I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:

NAME OF PRIMARY BENEFICIARY:  (please print)

___________________________________________________  _________________________
(First)           (Middle)            (Last)               (Relationship)
______________________________________________________________________________
(Street Address)                   (City)         (State)     (Zip)




<\PAGE>

NAME OF SECONDARY BENEFICIARY:  (please print)

____________________________________________________  _________________________
(First)           (Middle)                 (Last)             (Relationship)
______________________________________________________________________________
(Street Address)                          (City)         (State)     (Zip)

9. It is agreed that this Agreement will be interpreted and construed in accordance with the laws of that jurisdiction in which enforcement is sought. Should any portion of this Agreement be judicially held to be invalid, unenforceable or void, such holding will not have the effect of invalidating the remainder of this Agreement or any other part thereof, the parties hereby agreeing that the portion so held to be invalid, unenforceable, or void will, if possible, be deemed amended or reduced in scope. This Agreement will supersede the terms of any prior agreement or understanding between the parties regarding the subject matter hereof, and constitutes the full and entire understanding between the parties regarding the subject matter hereof. This Agreement may be modified or amended only in writing signed by an officer of Novell and me. I agree and acknowledge Novell's "at will" employment policy, which is that Novell reserves the right to discontinue my employment at any time for any reason or no reason without notice, and that Novell accords me the right to discontinue employment at any time for any reason or no reason without notice. Novell agrees and acknowledges that its "at will" employment policy may not be enforceable in the jurisdiction in which you are domiciled.
I agree that nothing in this Agreement will be construed as a limitation of the rights of Novell to terminate my employment with Novell at any time for any reason or no reason, without notice.

I understand this subscription agreement SHALL remain in effect throughout successive offering periods unless terminated by me.

_____________________________ _______________________________________________
DATE                          SIGNATURE OF EMPLOYEE


\PAGE

                             EXHIBIT B of Exhibit 4.1

Name: ________________________________________  Employee Number: _____________
(please print) (First)   (Middle)       (Last)

Address:  ___________________________________________________________________
             (Street)                      (City)         (State)       (Zip)

Social Security Number:  ___________________________________________________

Novell Office Location:  ______________________Department Number: ____________

Today's Date:  ____________________Withdrawal Date:  _________________________


                              NOVELL, INC.
                  1989 EMPLOYEE STOCK PURCHASE PLAN
                         NOTICE OF WITHDRAWAL

The undersigned participant in the Offering Period of the Novell, Inc. 1989 Employee Stock Purchase Plan which began on _________________________, 19 ____ (the "Enrollment Date") hereby notifies Novell that he or she hereby withdraws from the Offering Period. He or she hereby directs Novell to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to Novell a new Subscription Agreement.






    Dated:___________  _____________________________________________________
                                Signature of Employee











<\PAGE>
                                                                 EXHIBIT 5.1
                         Wilson, Sonsini, Goodrich and Rosati
                                650 Page Mill Road
                           Palo Alto, California 94304-1050


                                                            October 20, 1997

Novell, Inc.
122 East 1700 South
Provo, Utah, 84606

Re:     Novell, Inc. 1989 Employee Stock Purchase Plan

Ladies and Gentlemen:

   We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about October 21, 1997, in connection with the registration under the Securities Act of 1933, as amended, of 4,000,000 shares of your Common Stock (the "Shares") reserved for issuance under the Novell, Inc. 1989 Employee Stock Purchase Plan (the "Plan"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of said Shares.

   It is our opinion that, the Shares, when issued and sold in the manner referred to in the Plan and the agreements that accompany the Plan, and in accordance with the Company's Restated Certificate of Incorporation, will be legally and validly issued, fully paid and nonassessable.

   We consent to the use of this opinion as an exhibit to said Registration Statement and further consent to the use of our name wherever appearing in said Registration Statement, including the Prospectus constituting a part thereof, and amendments thereto.

                                  Very truly yours,

                                  WILSON SONSINI GOODRICH & ROSATI
                                  Professional Corporation

                                  /s/ WILSON SONSINI GOODRICH & ROSATI, P.C.

<\PAGE>